Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Spectre Gaming, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell C. Mix, Chief Executive Officer of the Company, and I Kevin M. Greer, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell C. Mix
Russell C. Mix
Chief Executive Officer
August 14, 2006

/s/ Kevin M. Greer
Kevin M. Greer
Chief Financial Officer
August 14, 2006